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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in Valhi, Inc.'s (i) Registration Statement (Form S-8 No. 2-60399) and related Prospectus pertaining to the 1976 Employee's Incentive Stock Option Plan, (ii) Registration Statement (Form S-8 Nos. 33-41507 and 33-21758) and related Prospectus pertaining to the Valhi, Inc. 1987 Incentive Stock Option -- Stock Appreciation Rights Plan, and
(iii) Registration Statement (Form S-8 No. 33-41508) and related Prospectus pertaining to the Valhi, Inc. 1990 Non-Employee Director Stock Option Plan, of our reports dated February 25, 1994 on our audits of the consolidated financial statements and financial statement schedules of Valhi, Inc. and Subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 1993.


                                                 COOPERS & LYBRAND

Dallas, Texas
March 10, 1994